                          INDEPENDENT AUDITORS' CONSENT
                             ISI Strategy Fund, Inc.

         We consent to the use in Post-Effective Amendment No. 2 to the Registration Statement of ISI Strategy Fund, Inc. (Registration No. 333-31127) of our report dated June 26, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the caption "Financial Highlights" appearing in the Prospectus which also is a part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP


Princeton, New Jersey
July 31, 1998